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TABLE OF CONTENTS

File No. 333-68498

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hormel Foods Corporation
(Exact name of registrant as specified in its charter)

Delaware	2011	41-0319970
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

1 Hormel Place
Austin, Minnesota 55912-3680
Telephone (507) 437-5737

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James W. Cavanaugh, Esq.
Corporate Secretary
Hormel Foods Corporation
1 Hormel Place
Austin, Minnesota 55912
(507) 437-5209
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert A. Rosenbaum, Esq.
Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
(612) 340-5681
Facsimile: (612) 340-7800

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

6 5/8% Notes due 2011	$350,000,000	100%	$350,000,000	$87,500

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2)
Registration fee was paid previously.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated October 12, 2001

PROSPECTUS

Exchange Offer for
$350,000,000
6 5/8% Notes due 2011

  •
  We are offering to exchange new registered 6 5/8% Notes due 2011 for all of our outstanding unregistered 6 5/8% Notes due 2011.

  •
  The exchange offer expires at 5:00 p.m., Minneapolis time, on            , 2001, unless we extend it.

  •
  The exchange will not be a taxable event for U.S. federal income tax purposes.

  •
  The terms of the new notes are substantially identical to those of the original notes, except for the transfer restrictions and registration rights relating to the original notes and except that the new notes will not provide for the payment of additional interest under circumstances relating to the timing of the exchange offer.

  •
  The new notes will not trade on any national securities exchange and, therefore, we do not anticipate that an active public market in the new notes will develop.

See the section titled "Risk Factors" beginning on page 8 to read about important factors you should consider before participating in this exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is            , 2001.

    You should rely only on the information contained or incorporated by reference in this prospectus or to which we have referred you. We have not authorized any other person to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

    This prospectus incorporates important business and financial information about the company that is not included in or delivered with this prospectus. You may obtain documents that we file with the Securities and Exchange Commission and that are incorporated by reference in this prospectus at no cost by writing or telephoning us at: Director of Investor Relations, Hormel Foods Corporation, 1 Hormel Place, Austin, Minnesota 55912-3680, USA, telephone (507) 437-5611. To obtain timely delivery, please make your request for information no later than      , 2001, which is five business days before the expiration of the exchange offer.

Trademarks

    This prospectus includes trademarks of ours and trademarks of other companies, including trademarks of The Turkey Store Company. All brand names or other trademarks appearing in this prospectus are in italics and are the property of their respective holders.

PROSPECTUS SUMMARY

    This summary highlights selected information and may not contain all the information that is important to you. We encourage you to read the entire prospectus, the documents incorporated by reference in this prospectus and the other documents to which this prospectus refers. As used in this prospectus, all references to "Hormel," "we" and "us" and all similar references are to Hormel Foods Corporation and our consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

The Exchange Offer

Exchange offer	We are offering to exchange $350 million in aggregate principal amount of our 6 5/8% Notes due 2011 that have been registered under the Securities Act of 1933 for a like principal amount of our outstanding unregistered 6 5/8% Notes due 2011.
For procedures for tendering, see "THE EXCHANGE OFFER—Procedures for Tendering Original notes."
Expiration date	The exchange offer will expire 20 business days after effectiveness of the registration statement, at 5:00 p.m., Minneapolis time, on , 2001, unless we extend it.
Withdrawal rights	You may withdraw your tender of original notes at any time before the exchange offer expires.
Federal income tax consequences	The exchange of original notes for new notes will not result in any income, gain or loss to you for U.S. federal income tax purposes.
Exchange agent	U.S. Bank Trust National Association is serving as the exchange agent in connection with the exchange offer.
Resale without further registration
We believe that you may resell or otherwise transfer the new notes received in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act so long as you are not a broker-dealer and you meet the following conditions:
• you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;
• you acquire the new notes issued in the exchange offer in the ordinary course of your business; and
• you have no arrangement or understanding with any person to participate in the distribution of the new notes.
By signing the letter of transmittal and tendering your original notes, you will be making representations to this effect. You may incur liability under the Securities Act if:
• any of the representations listed above are not true; and
•
you transfer any new note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or an exemption from the registration requirements under the Securities Act.

We do not assume or indemnify you against liability under these circumstances, which means that we will not protect you against any loss incurred as a result of this liability under the Securities Act.
Restrictions on resale by broker-dealers
Each broker-dealer that has received new notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus in connection with any resale for a period of 180 days from the issuance of the new notes.
Consequence of failure to exchange
If you are eligible to participate in the exchange offer and you do not tender your original notes, you will not have further exchange or registration rights and you will continue to hold notes subject to restrictions on transfer.
Terms of New Notes
Issuer	Hormel Foods Corporation
Securities offered	$350 million in principal amount of 6 5/8% Notes due 2011, maturing on June 1, 2011. The form and terms of the new notes will be the same as the form and terms of the original notes, except that:
• the new notes will have been registered under the Securities Act; and
• the new notes will not contain terms providing for payments of additional interest under circumstances relating to the timing of the exchange offer.
Interest	The notes will accrue interest at a rate of 6 5/8% per year, payable in arrears on June 1 and December 1, beginning December 1, 2001.
Interest calculations	Based on a 360-day year of twelve 30-day months.
Ranking
The new notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, including our credit facility. The notes will be effectively subordinated to $197,000,000 in liabilities of our subsidiaries, including trade payables.
Optional redemption	The new notes will be redeemable in whole or in part, at our option, at any time, at a redemption price equal to the greater of:
• the principal amount being redeemed; or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined elsewhere in this prospectus) plus 20 basis points, plus, in each case, accrued and unpaid interest on the notes to the redemption date.
Denominations	$1,000 and integral multiples of $1,000 in excess thereof.
Absence of market for the notes
The new notes are a new issue of securities with no established trading market. We currently have no intention to apply to list the new notes on any securities exchange or to seek their admission to trading on any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the new notes.
No limit on debt	The indenture governing the new notes does not limit the amount of unsecured debt that we may issue or provide holders any protection should we be involved in a highly leveraged transaction.
Certain covenants	The indenture contains covenants that, among other things, limit the ability of Hormel and some of our subsidiaries to:
	•	issue, assume or guarantee additional secured indebtedness; and
	•	engage in sale and lease-back transactions.
These covenants are subject to important exceptions and qualifications, which are described under the heading "DESCRIPTION OF THE NEW NOTES."
Events of default	Each of the following is an event of default with respect to the 6 5/8% Notes:
	•	our failure to pay principal of or premium, if any, on any notes when due;
	•	our failure for 30 days to pay interest on any notes when due;
•
our failure to perform other covenants with respect to the notes for 90 days after notice of failure delivered by the trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding; and
	•	certain events of bankruptcy, insolvency or reorganization of Hormel.
Remedies
If any event of default occurs and is continuing with respect to the 6 5/8% Notes, the trustee under the indenture or holders of at least 25% in aggregate principal amount of outstanding notes may declare the principal balance of such notes immediately due and payable.

Our Business

    Hormel is a multinational manufacturer, processor and marketer of consumer-branded meat and food products. We had sales in fiscal 2000 (year ended October 28, 2000) of $3.7 billion. Our trademarks include such names as SPAM, Mary Kitchen, Hormel, Dinty Moore, Stagg, Cure 81, Always Tender and Di Lusso. We also produce and sell a variety of branded turkey products under the Jennie-O label and, as of February 24, 2001, The Turkey Store label. Our principal products are meat and food products that are sold fresh, frozen, cured, smoked, cooked and canned.

    We have 26 production facilities located principally in the Midwestern United States. Although pork remains the major raw material for many of our products, we are seeking to expand our manufacturing and distribution of branded, consumer packaged items and thereby decrease our dependence upon the commodity fresh meat business. In furtherance of this strategy, on February 24, 2001, we purchased all of the outstanding shares of The Turkey Store Company for $334.4 million in cash, subject to adjustment. The Turkey Store Company is a leading producer, processor and marketer of fresh and cooked turkey products, marketed principally under The Turkey Store brand. We have combined the operations of The Turkey Store Company with our Jennie-O Foods operations. Jennie-O Foods is the world's largest turkey processor, having processed more than 865 million pounds last year. The acquisition of The Turkey Store Company gives us annual turkey production of more than 1.2 billion pounds.

    Following our acquisition of The Turkey Store, our business can be divided into three categories: Hormel Foods, Turkey, and All Other. Hormel Foods is composed of business units that focus primarily on the processing, marketing and sale of branded and unbranded pork products (which may be refrigerated or shelf-stable products) to retail outlets, including grocery stores and large discount chains, and to restaurants and other away-from-home venues, and to retail grocery stores and supermarkets. Hormel Foods also includes our Hormel HealthLabs business, which serves hospitals, nursing homes and other health facilities with specialized food products for those facilities' customers. Turkey is composed of the newly merged Jennie-O Turkey Store operation, which focuses primarily on the processing, marketing and sale of branded and unbranded turkey products for the retail, food service and commodity customer markets. All Other includes several smaller business units, including our international business, our beef products marketing and selling operations, food packaging (casings), and our food equipment unit (which we announced on July 20, 2001 that we have agreed to sell).

    Internationally, we market our products through Hormel Foods International Corporation. Hormel Foods International has a presence in the international marketplace through joint ventures and placement of personnel in strategic foreign locations such as China and Spain. Minority investments in food companies in Spain and the Philippines have resulted in our increased presence in those areas. We also have manufacturing facilities in Beijing and Shanghai, China, which produce both western and Chinese-style products. These styles of products consist of fresh meats, smoked meats, pizza toppings, bakery items and poultry products.

    Our principal executive offices are located at 1 Hormel Place, Austin, Minnesota 55912-3680. Our telephone number at this location is (507) 437-5611.

Ratios of Earnings to Fixed Charges

    The following table shows our ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the information contained in the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Quarter Ended Last Saturday of July				Year Ended Last Saturday of October
	2001		2000		2000		1999		1998(1)		1997		1996
Ratio of earnings to fixed charges	5.8	x	10.7	x	14.0	x	14.5	x	12.6	x	9.5	x	21.5	x

(1)
Results for 1998 include a gain of $28.4 million from the sale of our gelatin plant located in Davenport, Iowa.

    In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes debt issuance costs) and one-third of rental expense, which we deem to be a reasonable estimate of the portion of our rental expense that is attributable to interest.

RISK FACTORS

    An investment in Hormel involves a number of risks. You should consider carefully the following risk factors, together with the other information in this prospectus, before exchanging the original notes for the new notes. The risks involved with an investment in the new notes include, but are not limited to:

  •
  there is no public market for the new notes, making them an illiquid investment;

  •
  we offer holders no protection in the event of a highly leveraged transaction, because the new notes do not limit the amount of additional unsecured indebtedness we may incur; and

  •
  covenants in our indenture limit our financial and operational flexibility.

    You also should be aware that this prospectus (including the documents and information incorporated into this prospectus by reference) contains forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements include predictions of future results and may contain the words "expects," "believes," "will," "will deliver," "anticipates," "projects" or words or phrases of similar meaning. Our actual results for future periods could differ materially from historical earnings and those anticipated or projected in forward-looking statements. In particular, our future results could be affected by factors relating to our acquisition of The Turkey Store Company, including integration problems, failure to achieve expected synergies, and unanticipated liabilities that could, among other things, hinder our ability to adjust rapidly to changing market conditions, make us more vulnerable in the event of a downturn and place us at a competitive disadvantage relative to less leveraged competitors.

    Additional factors that could affect our operating results and cause our actual results to differ materially from the opinions and statements expressed with respect to future periods include the following risk factors, in no particular order of priority:

  •
  risks associated with leverage, including cost increases due to rising interest rates;

  •
  issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation;

  •
  changes in the availability and relative costs of labor;

  •
  our ability to successfully integrate newly acquired businesses into existing operations;

  •
  market conditions for finished products, including the supply and pricing of alternative proteins;

  •
  our ability to realize expected efficiencies through the adoption of an Economic Value Added system;

  •
  pricing and promotional spending activities of our competitors;

  •
  fluctuations in the cost and availability of raw materials including pork, poultry and feed grain;

  •
  changes in or failure to comply with, governmental rules and regulations and laws, including changes in accounting standards, environmental laws and occupational health and safety laws;

  •
  sales volume and mix of our products, which may differ from planning assumptions;

  •
  effectiveness of our advertising and marketing programs;

  •
  consolidation among members of the grocery trade, and efforts by the trade to promote in-house brands;

  •
  access to foreign markets together with foreign economic conditions, including currency fluctuations;

  •
  adverse results from ongoing litigation; and

  •
  the effect of, or changes in, general economic conditions.

    This list is not an exhaustive description of the risks and uncertainties that may affect forward-looking statements contained in this prospectus and is intended only to highlight factors that may affect our outlook for the future.

    See "WHERE YOU CAN FIND MORE INFORMATION."

USE OF PROCEEDS

    This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the original notes. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer.

    The net proceeds from the sale of the original 6 5/8% Notes were approximately $345,795,000, after deduction of offering expenses. We used the net proceeds to repay short-term indebtedness in the amount of $325,000,000 with an interest rate of 4.665%, maturing October 30, 2001. This included all of the indebtedness incurred in connection with The Turkey Store Company acquisition.

THE EXCHANGE OFFER

Purpose and Effect

    We sold the original 6 5/8% Notes on June 4, 2001 in a private placement offering to five initial Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in a transaction exempt from the registration requirements of the Securities Act. Therefore, those notes are subject to significant restrictions on resale. In connection with these issuances, we entered into registration rights agreements with the initial purchasers under which we agreed to file an exchange offer registration statement under the Securities Act and, upon effectiveness of the registration statement, offer to you the opportunity to exchange your original 6 5/8% Notes for a like principal amount of registered 6 5/8% Notes.

    Based on interpretations by the staff of the Securities and Exchange Commission (or "SEC") found in no-action letters issued to third parties, if you are not our "affiliate" within the meaning of Rule 405 under the Securities Act, we believe that you may resell or otherwise transfer the new notes that we are issuing to you in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act. However, the new notes must be acquired in the ordinary course of your business. In addition, you must not engage in, intend to engage in or have any arrangement or understanding with any person to participate in, a distribution of the new notes.

    If you tender in the exchange offer for the purpose of participating in a distribution of the new notes, or if you are a broker-dealer who purchased the original notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, you cannot rely on the interpretations by the staff of the SEC stated in these no-action letters. Instead, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer, unless an exemption from these requirements is otherwise available.

    Furthermore, each broker-dealer that receives new notes for its own account in exchange for the original notes, where the broker-dealer acquired the original notes as a result of market-making or other trading activities, must acknowledge in a letter of transmittal that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those new notes. The letter of transmittal states that by making this acknowledgment and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that this prospectus may be used by a broker-dealer for resales of new notes issued to it in the exchange offer for a period of 180 days from the issuance of the new notes. We have the right, under limited circumstances, to suspend the use of this prospectus by broker-dealers, in which case the 180-day period would be extended by a number of days equal to the period of suspension. See "PLAN OF DISTRIBUTION."

Terms of the Exchange Offer

    We are offering to exchange $350 million in aggregate principal amount of our 6 5/8% Notes due 2011 that have been registered under the Securities Act for a like principal amount of our outstanding unregistered 6 5/8% Notes due 2011.

    Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all original notes validly tendered and not withdrawn before 5:00 p.m., Minneapolis time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding original notes we accept in the exchange offer. You may tender some or all of your original notes under the exchange offer. The exchange offer is not conditioned upon any minimum amount of original notes being tendered.

    The form and terms of the new notes will be the same as the form and terms of the original notes, except that:

  •
  the new notes will be registered under the Securities Act and, thus, will not be subject to the restrictions on transfer or bear legends restricting their transfer; and

  •
  the new notes will not provide for the payment of .25% per annum of additional interest in the event that (1) the registration statement on Form S-4 registering this exchange offer is not filed with the SEC on or prior to the 90th calendar day after the closing of the original offering, (2) the registration statement is not declared effective on or prior to the 180th calendar day after the closing of the original offering, (3) the exchange offer is not consummated on or prior to the 210th calendar day following the closing of the original offering, or (4) if required, a shelf registration statement with respect to the registrable securities is not declared effective on or prior to the 210th calendar day after the closing date, or (5) the Election Periods exceed, in the aggregate, 90 days during any 365-day period.

    The new notes will evidence the same debt as the original notes and will be issued under, and be entitled to the benefits of, the indenture, as supplemented, governing the original notes.

    The new notes will accrue interest from the most recent date to which interest has been paid on the original notes or, if no interest has been paid, from date of issuance of the original notes. Accordingly, if the record date for the first interest payment date following the completion of the exchange offer occurs after the completion of the exchange offer, then the registered holders of new notes will receive interest accrued from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the original notes. However, if the record date for the first interest payment date following the completion of the exchange offer occurs prior to completion, then the registered holders of the original notes will be paid the interest payable on the first interest payment date following the completion of the exchange offer.

    In connection with the exchange offer, you do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the indenture, as supplemented, governing the notes. We intend to conduct the exchange offer in accordance with the registration rights agreements and the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC.

    We will be deemed to have accepted validly tendered original notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us.

    If we do not accept any tendered notes because of an invalid tender or for any other reason, we will return certificates for any unaccepted original notes without expense to the tendering holder as promptly as practicable after the expiration date.

Expiration Date; Amendments

    The exchange offer will expire 20 business days after effectiveness of the registration statement, at 5:00 p.m., Minneapolis time, on             , 2001, unless we, in our sole discretion, extend the exchange offer.

    If we determine to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and give each registered holder notice of the extension by means of a press release or other public announcement before 9:00 a.m., Minneapolis time, on the next business day after the previously scheduled expiration date.

    We reserve the right, in our sole discretion, to delay accepting any original notes, to extend the exchange offer or to amend or terminate the exchange offer if any of the conditions described below under "—Conditions" have not been satisfied or waived by giving oral or written notice to the exchange agent of the delay, extension, amendment or termination. In addition, we reserve the right, in our sole discretion, to amend the terms of the exchange offer in any manner. We will notify you as promptly as practicable of any extension, amendment or termination.

Procedures for Tendering Original Notes

    Any tender of original notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. A holder who wishes to tender original notes in the exchange offer must do either of the following:

  •
  properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver that letter of transmittal and other required documents to the exchange agent at the address listed below under "—Exchange Agent" on or before the expiration date; or

  •
  if the original notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent on or before the expiration date an agent's message.

In addition, one of the following must occur:

  •
  the exchange agent must receive certificates representing your original notes, along with the letter of transmittal, on or before the expiration date; or

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of the original notes into the exchange agent's account at The Depository Trust Company (or "DTC") under the procedure for book-entry transfers described below, along with the letter of transmittal or a properly transmitted agent's message, on or before the expiration date; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

    The term "agent's message" means a message, transmitted by the book-entry transfer facility to and received by the exchange agent and forming a part of the book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant.

    The method of delivery of original notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Do not send letters of transmittal or original notes to us.

    Generally, an eligible institution must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the original notes are tendered:

  •
  by a registered holder of the original notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

    If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a firm that is:

  •
  a member of a registered national securities exchange;

  •
  a member of the National Association of Securities Dealers, Inc.;

  •
  a commercial bank or trust company having an office or correspondent in the United States; or

  •
  another "eligible institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

    If the letter of transmittal is signed by a person other than the registered holder of any outstanding original notes, the original notes must be endorsed or accompanied by appropriate powers of attorney. The power of attorney must be signed by the registered holder(s) exactly as the name(s) of the registered holder(s) appear(s) on the original notes, and an eligible institution must guarantee the signature on the power of attorney.

    If the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

    If you wish to tender original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf. If you wish to tender such original notes on your own behalf, you must, before completing the procedures for tendering original notes, either register ownership of the original notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), and acceptance of original notes tendered for exchange. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of original notes not properly tendered or original notes our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within the time period we determine. Neither we, the exchange agent nor any other person will incur any liability for failure to give you notification of defects or irregularities with respect to tenders of your original notes.

    By tendering, you will represent to us that, among other things:

  •
  the new notes acquired in the exchange offer are being acquired in the ordinary course of business of the person receiving the new notes;

  •
  neither you nor any other person receiving your new notes has any arrangement or understanding with any person to participate in the distribution of the new notes; and

  •
  neither you nor any other person receiving your new notes is our "affiliate," as defined under Rule 405 of the Securities Act.

    If you or the person receiving your new note is our "affiliate," as defined under Rule 405 of the Securities Act, or is participating in the exchange offer for the purpose of distributing the new notes, you or that other person

  •
  cannot rely on the applicable interpretations of the staff of the SEC; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in any resale transaction.

    If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes, where such old notes were acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes.

Acceptance of Original Notes for Exchange; Delivery of New Notes

    Upon satisfaction of all conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered and will issue the new notes promptly after acceptance of the original notes.

    For purposes of the exchange offer, we shall be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice of that acceptance to the exchange agent. For each original note accepted for exchange, you will receive a new note having a principal amount equal to that of the surrendered original note.

    In all cases, we will issue new notes for original notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives

  •
  certificates for your original notes or a timely confirmation of book-entry transfer of your original notes into the exchange agent's account at DTC; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

If we do not accept any tendered original notes for any reason set forth in the terms of the exchange offer, or if you submit original notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged original notes without expense to you. In the case of original notes tendered by book-entry transfer into the exchange agent's account at DTC under the book-entry procedures described below, we will credit the non-exchanged original notes to your account maintained with DTC.

Book-Entry Transfer

    We understand that the exchange agent will make a request within two business days after the date of this prospectus to establish accounts for the original notes at DTC for the purpose of facilitating the exchange offer, and any financial institution that is a participant in DTC's system may make book-entry delivery of original notes by causing DTC to transfer the original notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of original notes may be effected through book-entry transfer at DTC, the exchange agent must receive a properly completed and duly executed letter of transmittal with any required signature guarantees, or an agent's message instead of a letter of transmittal, and all other required documents at its address listed below under "—Exchange Agent" on or before the expiration date, or if you comply with the guaranteed delivery procedures described below, within the time period provided under those procedures.

Guaranteed Delivery Procedures

    If you wish to tender your original notes and your original notes are not immediately available, or you cannot deliver your original notes, the letter of transmittal or any other required documents or comply with DTC's procedures for transfer before the expiration date, you still may participate in the exchange offer if:

  (1)
  the tender is made through an eligible institution;

  (2)
  before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing

  (a)
  the name and address of the holder and the principal amount of original notes tendered,

  (b)
  a statement that the tender is being made thereby, and

  (c)
  a guarantee that within three New York Stock Exchange trading days after the expiration date of the exchange offer, the certificates representing the original notes in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  (3)
  the exchange agent receives the properly completed and executed letter of transmittal as well as certificates representing all tendered original notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

    You may withdraw your tender of original notes at any time before the expiration date of the exchange offer.

    For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at its address listed below under "EXCHANGE AGENT." The notice of withdrawal must:

  •
  specify the name of the person who tendered the original notes to be withdrawn;

  •
  identify the original notes to be withdrawn, including the principal amount, or, in the case of original notes tendered by book-entry transfer, the name and number of the DTC account to be credited, and otherwise comply with the procedures of DTC; and

  •
  if certificates for original notes have been transmitted, specify the name in which those original notes are registered if different from that of the withdrawing holder.

    If you have delivered or otherwise identified to the exchange agent the certificates for original notes, then, before the release of such certificates, you also must submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the holder is an eligible institution.

    We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. We will return any original notes that have been tendered but that are not exchanged for any reason to the holder, without cost, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of original notes tendered by book-entry transfer into the exchange agent's account at DTC, the original notes will be credited to an account maintained with DTC for the original notes. You may re-tender properly withdrawn original notes by following one of the procedures described under "—Procedures for Tendering Original Notes" at any time on or before the expiration date.

Conditions

    Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any original notes if:

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

  •
  the exchange offer, or the making of any exchange by a holder of original notes, would violate any applicable law or applicable interpretation by the staff of the SEC.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition. We may waive these conditions in our discretion in whole or in part at any time and from time to time. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of those rights, and those rights will be deemed ongoing rights which may be asserted at any time and from time to time.

Exchange Agent

    U.S. Bank Trust National Association is the exchange agent for the exchange offer. You should direct any questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail, Hand or Overnight Courier:	By Facsimile:
651-244-1537
U.S. Bank Trust National Association 180 East Fifth Street	Confirm by Telephone:
Saint Paul, Minnesota 55101
Attention: Specialized Finance	[ ]
For Information Call: 1-800-934-6802

Delivery of the letter of transmittal to an address other than as listed above or transmission via facsimile other than as listed above will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

    We will pay the expenses of the exchange offer. We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We are making the principal solicitation by mail; however, our officers and employees may make additional solicitations by facsimile transmission, e-mail, telephone or in person. You will not be charged a service fee for the exchange of your notes, but we may require you to pay any transfer or similar government taxes under certain circumstances.

Transfer Taxes

    You will not be obligated to pay any transfer taxes, unless you instruct us to register new notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder.

Consequences of Failure to Exchange Original Notes

    If you are eligible to participate in the exchange offer but do not tender your original notes, you will not have any further registration rights. Your original notes will continue to be subject to restrictions on transfer. Accordingly, you may resell the original notes that are not exchanged only:

  •
  to us;

  •
  so long as the original notes are eligible for resale under Rule 144A under the Securities Act, to a person whom you reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

  •
  in accordance with Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act;

  •
  to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is acquiring the notes for its own account or for the account of an institutional accredited investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or

  •
  under any effective registration statement under the Securities Act;

    in each case in accordance with all other applicable securities laws. We do not intend to register the original notes under the Securities Act.

DESCRIPTION OF THE NEW NOTES

    Unless otherwise stated or the context otherwise requires:

  •
  references in this section to the "notes" are references to the original and new 6 5/8% Notes, collectively; and

  •
  references to the "indenture" are references to the indenture dated as of June 1, 2001, as supplemented, between us and U.S. Bank Trust National Association, as trustee.

    We will issue the new notes under the indenture. A copy of the indenture has been filed as an exhibit to, or incorporated by reference into, the registration statement that includes this prospectus. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. Section references below are to the sections in the indenture.

    The following discussion summarizes the material provisions of the indenture. Because this is only a summary, it is not complete and does not describe every aspect of the notes and the indenture.

Whenever there is a reference to particular sections or defined terms in the indenture, the sections or defined terms are incorporated by reference into this prospectus, and the statement is qualified in its entirety by that reference. There are references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms are terms that are defined in the indenture.

    A copy of the indenture is available from us upon request. We urge you to read the indenture because it, and not this description, defines your rights as holders of the new notes.

General Terms of the Notes

    The new notes will mature on June 1, 2011 at 100% of their principal amount.

    The new notes will be our unsecured and unsubordinated obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. The new notes will be effectively subordinated to all liabilities of our subsidiaries, including trade payables. The indenture does not limit the amount of additional notes, debentures or other evidences of indebtedness that we may issue thereunder and provides that additional notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series.

    We may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the new notes issued in this offering. Any additional notes having such similar terms, together with the applicable notes, will constitute a single series of notes under the indenture.

    The new notes will be issued only in fully registered form without coupons in denominations of $1,000 or any whole multiple of $1,000. No service charge will be made for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.8) The new notes will be represented by one or more global notes registered in the name of a nominee of DTC. Except as described under "—Global Notes and Book-Entry System" below, the new notes will not be issuable in certificated form.

    We will initially appoint the trustee at its corporate trust office as a paying agent, transfer agent and registrar for the notes. We will cause each transfer agent to act as a co-registrar and will cause to be kept at the office of the registrar a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of the notes and registration of transfers of the notes. We may vary or terminate the appointment of any paying agent or transfer agent, or appoint additional or other such agents or approve any change in the office through which any such agent acts. We will provide you with notice of any resignation, termination or appointment of the trustee or any paying agent or transfer agent, and of any change in the office through which any such agent will act.

    There has not been any public market for the original notes, and we do not intend to list the new notes on any securities exchange or to seek their admission to trading on any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any trading market for the new notes. If a trading market does not develop or is not maintained, you may experience difficulty in reselling new notes, or you may be unable to sell them at all. If a public trading market develops for the new notes, it may not be liquid and it may be discontinued at any time. Moreover, future trading prices of the new notes would depend on many factors, including, among others, prevailing interest rates, our operating results and the market for similar securities. Depending on prevailing interest rates, our financial condition, the market for similar securities and other factors, the new notes could trade at a discount from their principal amount.

Maturity, Interest and Principal of the Notes

    The new notes will bear interest at 6 5/8% per annum from June 7, 2001, payable semiannually on June 1 and December 1 of each year, commencing December 1, 2001, to the persons in whose names the notes were registered at the close of business on the next preceding May 15 and November 15, respectively. Interest on the new notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal and interest will be payable, and the new notes will be transferable or exchangeable, at the office or offices or agency maintained by us for this purpose. Payment of interest on the new notes may be made at our option by check mailed to the registered holders.

    Any payment otherwise required to be made in respect of notes on a date that is not a business day for the notes may be made on the next succeeding business day with the same force and effect as if made on that date. No additional interest shall accrue as a result of a delayed payment. A business day is defined in the indenture as a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

Optional Redemption

    The notes may be redeemed, in whole or in part, at our option at any time or from time to time. The redemption price for the notes to be redeemed on any redemption date will be equal to the greater of the following amounts:

  •
  100% of the principal amount of the notes being redeemed on the redemption date; or

  •
  the sum of the present values of the remaining scheduled payments of principal of and interest on the notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined below), as determined by the Reference Treasury Dealer (as defined below), plus 20 basis points, plus, in each case, accrued and unpaid interest on the notes to the redemption date.

    Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

    "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

    "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

    "Comparable Treasury Price" means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (c) if only one Reference Treasury Dealer Quotation is received, such Quotation.

    "Reference Treasury Dealer" means (a) Salomon Smith Barney Inc. or one of the other initial purchasers (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

    "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

    On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes of any series are to be redeemed, the notes to be redeemed shall be selected by lot by DTC, in the case of notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of notes that are not represented by a global security. The notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

Certain Covenants of the Company

  Limitations on Liens

    Under the indenture, if we or any of our Restricted Subsidiaries (as defined below) incur debt that is secured by a Principal Property or stock or debt of a Restricted Subsidiary, we must secure the notes at least equally and ratably with the secured debt.

    The foregoing restriction shall not apply to:

  •
  liens on property, shares of stock or indebtedness (herein referred to as "Property") of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

  •
  liens arising out of an acquisition;

  •
  purchase money and construction liens which are entered into or for which commitments are received within a certain time period;

  •
  liens in our favor or in favor of a Restricted Subsidiary;

  •
  liens on property owned or leased by us or a Restricted Subsidiary in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including liens to secure Debt of the industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such liens;

  •
  liens existing at the date of the indenture;

  •
  certain landlords' liens;

  •
  liens to secure partial, progress, advance or other payments or any Debt incurred for the purpose of financing all or part of the purchase price or cost of construction, development or substantial repair, alteration or improvement of the property subject to such lien if the commitment for such financing is obtained within one year after completion of or the placing into operation of such constructed, developed, repaired, altered or improved property;

  •
  liens arising in connection with contracts with or made at the request of governmental entities;

  •
  mechanics' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

  •
  liens arising from deposits with or the giving of any form of security to any governmental authority required as a condition to the transaction of business or exercise of any privilege, franchise or license;

  •
  liens for taxes, assessments or governmental charges or levies which, if delinquent, are being contested in good faith;

  •
  liens (including judgment liens) arising from legal proceedings being contested in good faith; or

  •
  any extension, renewal or replacement of these categories of liens.

    However, if the total amount of our secured debt and the present value of any remaining rent payments for certain sale and leaseback transactions involving a Principal Property would not exceed 10% of our consolidated shareholders' investment, this requirement does not apply.

  Sale and Leaseback

    We will not enter, nor will we permit any Restricted Subsidiary to enter, into a sale and leaseback transaction of any Principal Property (except for temporary leases for a term of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) unless: (a) we or such Restricted Subsidiary would be entitled to issue, assume or guarantee Debt secured by the property involved at least equal in amount to the Attributable Debt (as defined below) in respect of such transaction without equally and ratably securing the notes (provided that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions of the preceding paragraph), or (b) an amount in cash equal to such Attributable Debt is applied to the non-mandatory retirement of our long-term non-subordinated Debt or long-term Debt of a Restricted Subsidiary. Attributable Debt is defined as the present value (discounted at an appropriate rate) of the obligation of a lessee for rental payments during the remaining term of any lease.

    The term "Subsidiary" is defined to mean any corporation which is consolidated in our accounts and any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of that corporation is at the time owned or controlled solely by us or in conjunction with or by one or more Subsidiaries. The term "Restricted Subsidiary" is defined to mean any Subsidiary:

  •
  substantially all of the property of which is located within the continental United States;

  •
  which owns a Principal Property; and

  •
  in which our investment exceeds 1% of our consolidated assets as shown on our latest quarterly financial statements.

    However, the term "Restricted Subsidiary" does not include any Subsidiary which is principally engaged in certain types of leasing and financing activities. The term "Principal Property" is defined to mean any slaughter, processing or manufacturing plant or facility which is located within the continental United States and is owned by us or any Restricted Subsidiary. Our board of directors (or any duly authorized committee of the board of directors) by resolution may create an exception by declaring that a plant or facility, together with all other plants and facilities previously so declared, is not of material importance to the total business conducted by us and our Restricted Subsidiaries as an entirety.

    There are no covenants or other provisions that would offer protection to security holders in the event of a highly leveraged transaction, rating downgrade or similar occurrence.

Events of Default

    An Event of Default with respect to the notes is defined as being:

  •
  default for 30 days in payment of interest on any security;

  •
  default in payment of principal of (or premium, if any, on) any security as and when the same becomes due either upon maturity, by declaration or otherwise;

  •
  default by us in the performance of any of the other covenants or agreements in the indenture relating to the notes which shall not have been remedied within a period of 90 days after notice by the trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding; and

  •
  certain events of bankruptcy, insolvency or reorganization of Hormel.

    The indenture provides that the trustee shall, with certain exceptions, notify the holders of the notes of any Event of Default known to it and affecting that series within 90 days after the occurrence of the Event of Default.

    The indenture provides that if an Event of Default with respect to the notes shall have occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of all of the notes to be due and payable immediately. However, upon certain conditions such declaration may be annulled and past uncured defaults may be waived by the holders of a majority in principal amount of the notes then outstanding.

    Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee shall be under no obligation to exercise any of the rights or powers in the indenture at the request or direction of any of the holders of the notes, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to the provisions for security or indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes affected by an Event of Default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee with respect to the notes. The indenture requires the annual filing by us with the trustee of a certificate as to compliance with certain covenants contained in the indenture.

    No holder of any security will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder shall have previously given the trustee written notice of an Event of Default with respect to the notes and also the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, any right of a holder of any security to receive payment of the principal of (and premium, if any) and any interest on such security on or after the due dates expressed in such security and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without the consent of such holder.

Merger, Consolidation or Sale of Assets

    If, as a result of any consolidation or merger of Hormel or any Restricted Subsidiary with or into any other corporation, or upon any sale, conveyance or lease of substantially all the properties of Hormel or any Restricted Subsidiary, any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary becomes subject to a mortgage, pledge, security interest or other lien or encumbrance, we will effectively provide that the notes shall be secured equally and ratably by a direct lien on such Principal Property, shares of stock or indebtedness. The lien should be prior to all liens other than any liens already existing thereon, so long as the Principal Property, shares of stock or indebtedness are subject to such mortgage, security interest, pledge, lien or encumbrance.

Modification of the Indenture

    The indenture contains provisions permitting us and the trustee to execute certain supplemental indentures adding, changing or eliminating any provisions to the indenture or any supplemental indenture with respect to the notes or modifying in any manner the rights of the holders of the notes. However, no supplemental indenture may, among other things, (a) extend the final maturity of any security, or reduce the rate or extend the time of payment of any interest on the security, or reduce the principal amount of or the premium on any security, or reduce any amount payable upon any redemption of any security, without the consent of the holder of each security so affected, or (b) reduce the percentage of notes that is required to approve a supplemental indenture, without the consent of the holders of all notes then outstanding.

Satisfaction and Discharge of Indenture

    The indenture, except for certain specified surviving obligations, will be discharged and canceled upon the satisfaction of certain conditions, including the payment of all the notes or the deposit with the trustee of cash or appropriate government obligations or a combination of the two sufficient for the payment or redemption in accordance with the indenture and the terms of the notes.

Concerning the Trustee

    We maintain customary banking relationships with affiliates of U.S. Bank Trust National Association, the trustee under the indenture, and its affiliates.

Governing Law

    The indenture will provide that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Global Notes and Book-Entry System

  Book-Entry Procedures for the Global Notes

    The new notes initially will be issued in book-entry form and will be represented by one or more permanent global notes for each series in fully registered form without interest coupons. The global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co. or another nominee designated by DTC. Beneficial interests in any global note may not be exchanged for certificated notes except in the circumstances described below.

    DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

    DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers, banks, trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, referred to as "indirect participants," that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants or indirect participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

    Pursuant to procedures established by DTC, upon deposit of each of the global notes, DTC will credit the accounts of participants designated by the initial purchasers with an interest in the global notes. Ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than participants.

    The laws of some jurisdictions may require that some types of purchasers of notes take physical delivery of the notes in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global security to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global security to pledge or transfer the interest to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of the interest, may be affected by the lack of a physical definitive security in respect of the interest.

    So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole record owner or holder of the new notes represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have new notes represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders of the global security under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant, on the procedures of the participant through which the holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global security.

    We understand that under existing industry practice, if we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take the action and the participants would authorize holders owning through the participants to take the action or would otherwise act upon the instruction of the holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

    Payments of the principal of, premium, if any, liquidated damages, if any, and interest on, any notes represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global security representing the notes under the indenture. Under the terms of the indenture, we may treat, and the trustee may treat, the persons in whose names the notes, including the global notes, are registered as owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of these amounts to owners of beneficial interests in the global security, including principal, premium, if any, liquidated damages, if any, and interest. Payments by the participants and the indirect participants to the owners of beneficial interests in the global notes will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

    Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Issuance of Certificated Notes

    If (1) we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or clearing system for the notes or DTC ceases to be registered as a clearing agency under the Exchange Act, and a successor depositary or clearing system is not appointed within 90 days of this notice or cessation, (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture, or (3) upon the occurrence and continuation of an event of default under the indenture, then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the trustee is required to register the certificated notes in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to these persons.

    Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes, and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

    The descriptions of the operations and procedures of DTC set forth above are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the initial purchasers takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of the principal general federal income tax consequences relating to the acquisition, ownership and disposition of new notes. The following summary deals only with new notes held as capital assets by purchasers of the original notes at the issue price and not with special classes of holders, such as dealers in securities or currencies, financial institutions, life insurance companies, persons holding new notes as a hedge against or which are hedged against currency risks, and persons whose functional currency is not the U.S. dollar. We suggest that a person considering the exchange of original notes for new notes consult his or her own tax advisor concerning these matters and as to the tax treatment under foreign, state and local tax laws and regulations.

    This summary is based upon the Internal Revenue Code of 1986, as amended, federal Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Changes in this area of law may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a U.S. holder (as defined below). The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the exchange, ownership and disposition of the notes may differ from the treatment described below.

    For purposes of this summary, a "U.S. holder" includes:

  •
  a citizen or resident of the United States,

  •
  a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, federal Treasury regulations provide otherwise),

  •
  an estate whose income is subject to U.S. federal income tax regardless of its source, or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Additionally, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to that date, which elect to continue to be treated as U.S. persons, also will be U.S. holders.

    Persons other than U.S. holders, whom we refer to in this prospectus as "non-U.S. holders," are subject to special U.S. federal income tax considerations, some of which are discussed below.

Exchange of Notes

    There will be no federal income tax consequences to holders exchanging original notes for new notes under the exchange offer because the exchange offer will occur by operation of the terms of the original notes and will not result in any material alteration in the terms of the original notes. Each exchanging holder will have the same adjusted tax basis and holding period in the new notes as it had in the original notes immediately before the exchange.

United States Holders

  General

    As a general rule, interest paid or accrued on the new notes will be treated as ordinary income to U.S. holders. A U.S. holder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the new notes in ordinary income as interest accrues, while a U.S. holder using the cash receipts and disbursements method of accounting for federal income tax purposes must include interest in ordinary income when payments are received (or made available for receipt) by the holder.

  Sale, Exchange or Retirement of Notes

    A U.S. holder's tax basis in a note generally will be its cost. Upon the sale, exchange or retirement of a new note, a U.S. holder generally will recognize gain or loss on the sale or retirement of a new note equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest) and the holder's tax basis in the note. Long-term capital gain of a non-corporate U.S. holder generally is subject to a maximum tax rate of 20% in respect of property held for more than one year.

Non-U.S. Holders

  General

    Payments of interest on the new notes by us or any paying agent to a beneficial owner of a note that is a non-U.S. holder generally will not be subject to U.S. withholding tax, provided that (l) the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) the non-U.S. holder is not a "controlled foreign corporation" with respect to which we are a "related person," (3) the non-U.S. holder is not a bank receiving interest, and (4) certain certification requirements are satisfied.

    To satisfy the certification requirements referred to in (4) above, either (1) the beneficial owner of a new note must certify, under penalties of perjury, to us or our paying agent, as the case may be, that the owner is a non-U.S. holder and must provide the owner's name and address, and tax identification number, if any, on Form W-8BEN (or a suitable substitute form) or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the new note on behalf of the beneficial owner must certify, under penalties of perjury, to us or our paying agent, as the case may be, that a Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner or a qualifying intermediary and must furnish the payor with a copy of such form.

    Interest on the new notes not excluded from U.S. withholding tax as described above and not effectively connected with a U.S. trade or business generally will be subject to U.S. withholding tax at a 30% rate, except where an applicable U.S. income tax treaty provides for the reduction or elimination of such withholding tax.

  Sale, Exchange or Retirement of Notes

    A non-U.S. holder of a new note will not be subject to federal income tax on gains realized on the sale, exchange or redemption of a new note unless (1) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and other required conditions are met, (2) the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States and, if an applicable U.S. income tax treaty requires, is attributable to a U.S. permanent establishment maintained by the

non-U.S. holder, or (3) the non-U.S. holder is subject to Internal Revenue Code provisions applicable to certain U.S. expatriates.

  Income or Gains Effectively Connected With A U.S. Trade or Business

    If a non-U.S. holder of a new note is engaged in a trade or business in the United States and if interest on the new note or gain realized on the sale, exchange or other disposition of the new note is effectively connected with the conduct of the trade or business (and, if an applicable tax treaty requires, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder, although exempt from U.S. withholding tax (provided that the certification requirements discussed in the next sentence are met), generally will be subject to federal income tax on the interest or gain on a net income basis in the same manner as if it were a U.S. holder. The non-U.S. holder will be required, under currently effective federal Treasury regulations, to provide us with a properly executed Form W-8ECI or successor form in order to claim an exemption from U.S. withholding tax. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lower rate provided by an applicable U.S. income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year.

Information Reporting and Backup Withholding

    When and to the extent required by the Internal Revenue Code, we will report to the holders of the new notes and the Internal Revenue Service the amount of any interest payments and payments of principal and any premium with respect to a new note. These amounts ordinarily will not be subject to withholding of United States federal income tax. However, a backup withholding tax at a rate of 31% (which rate is scheduled for periodic reduction on payments made subsequent to August 6, 2001) will apply to these payments if the U.S. holder fails to supply us or our agent with the holder's taxpayer identification number or to report all interest or dividends required to be shown on its federal income tax returns. In addition, a non-U.S. holder may have to comply with specific certification procedures to establish that he or she is not a U.S. person in order to avoid information reporting and backup withholding tax requirements with respect to payments of principal and interest on the new notes. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder of a new note will be allowed as a refund or credit against the holder's federal income tax provided that the required information is furnished to the Internal Revenue Service in a timely manner. We suggest that non-U.S. holders of new notes consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions and the procedure for obtaining any available exemption.

PLAN OF DISTRIBUTION

    Each broker-dealer that receives new notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of new notes received in exchange for original notes that were acquired as a result of market-making or other trading activities. We have agreed that, for a period of 180 days from the issuance of the new notes, we will make this prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale. Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the new notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents or by writing or telephoning us. See "WHERE YOU CAN FIND MORE INFORMATION."

    Although we have agreed to make this prospectus available for 180 days from the issuance of the new notes, we are entitled under the registration rights agreement to suspend the use of this prospectus by broker-dealers under specified circumstances. For example, we may suspend the use of this prospectus if:

  •
  the SEC or any state securities authority requests an amendment or supplement to this prospectus or the related registration statement or additional information;

  •
  the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

  •
  we receive notification of the suspension of the qualification of the new notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

  •
  the suspension is required by law;

  •
  the suspension is taken for valid business reasons, including the acquisition or divestiture of assets or a material corporate transaction; or

  •
  an event occurs which makes any statement in this prospectus untrue in any material respect or which constitutes an omission to state a material fact in this prospectus.

If we suspend the use of this prospectus, the 180-day period referred to above will be extended by a number of days equal to the period of the suspension.

    We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on those notes or through a combination of those methods, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of the new notes. Any broker-dealer that resells new notes received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of new notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

    The validity of the new notes offered in this exchange offer will be passed upon for us by Dorsey & Whitney LLP, Minneapolis, Minnesota.

EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K for the year ended October 28, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    The consolidated balance sheets as of February 26, 2000 and February 27, 1999 and the consolidated statements of operations, stockholders' investment and cash flows for the years then ended of Jerome Foods, Inc. (d/b/a The Turkey Store Company) and Subsidiaries incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

    Hormel is required to file reports and other information with the SEC pursuant to the information requirements of the Securities Exchange Act of 1934. Our filings with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information relating to the public reference facilities and their copy charges. Copies of our SEC filings may be obtained at the prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains certain reports, proxy statements and other information regarding Hormel. Our common stock is traded on the New York Stock Exchange, 20 Broad Street, New York, New York 10005, through which information regarding Hormel also is available.

    We have filed with the SEC a registration statement on Form S-4 to register the new notes to be issued in connection with this exchange offer. This prospectus, which forms a part of the registration statement, does not contain all of the information included or incorporated in the registration statement. The full registration statement can be obtained from the SEC as indicated above.

    The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We previously have filed the following documents with the SEC and are incorporating them by reference into this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended October 28, 2000;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended January 27, 2001, April 28, 2001, and July 28, 2001; and

  •
  our Current Reports on Form 8-K and 8-K/A dated October 31, 2000; January 22, 2001; February 24, 2001, as amended on March 13, 2001 and May 30, 2001; and April 30, 2001.

The file number for each of these reports is 001-02402.

    In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and until the completion of the exchange offer will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such documents with the SEC. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

    To obtain a copy of any documents that are incorporated into this prospectus by reference, except for exhibits that are specifically incorporated by reference into those documents, without charge, by writing or telephoning us at:

Director of Investor Relations
Hormel Foods Corporation
1 Hormel Place
Austin, MN 55912-3680 USA
Telephone (507) 437-5611

To ensure timely delivery of the documents, you should make your request by            , 2001. If you request any incorporated documents from us, we will mail them to you by first-class mail, or another equally prompt means, within one business day after we receive your request.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

    Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

    Article Eleventh of our certificate of incorporation provides that a director shall not be personally liable to Hormel or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to Hormel or our stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law providing for personal liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions; and

  •
  for any transaction from which a director derived an improper personal benefit.

    Section 42 of our bylaws provides for indemnification of directors, officers, employees and agents to the fullest extent permitted by Delaware law. We also maintain liability insurance coverage for our directors and officers and have entered into indemnification agreements with our directors and officers.

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Item 21. Exhibits

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger and Plan of Reorganization dated January 22, 2001, by and among Hormel, Badger Acquisition Corporation, Jerome Foods, Inc. and Jerome K. Jerome. (Incorporated by reference to Hormel's Current Report on Form 8-K dated March 9, 2001, File No. 001-02402.)
3.1	Certificate of Incorporation as amended to date. (Incorporated by reference to Exhibit 3A-1 to Hormel's Annual Report on Form 10-K for the fiscal year ended October 26, 1996, File No. 001-02402.)
3.2	Bylaws as amended to date. (Incorporated by reference to Exhibit 3B-1 to Hormel's Annual Report on Form 10-K for the fiscal year ended October 25, 1997, File No. 001-02402.)
4.1	Indenture dated as of June 1, 2001, between Hormel and U.S. Bank Trust National Association, as Trustee, relating to certain outstanding debt securities.*
4.2
Supplemental Indenture No. 1 dated as of June 4, 2001, to Indenture dated as of June 1, 2001, between Hormel and U.S. Bank Trust National Association, as Trustee, relating to certain outstanding debt securities.*
4.3
Letter of Representations dated June 5, 2001, among Hormel, U.S. Bank Trust National Association, as Trustee, and The Depository Trust Company relating to certain outstanding debt securities of Hormel.*
4.4
Registration Rights Agreement dated as of June 7, 2001, among Hormel and Salomon Smith Barney Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Piper Jaffray Inc., SunTrust Equitable Securities Corporation and Goldman, Sachs & Co. in their respective capacities as initial purchasers of certain outstanding debt securities.*
4.5
Pursuant to Item 601(b)(4)(iii) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. Hormel agrees to furnish copies thereof to the Securities and Exchange Commission upon request.
5.1	Opinion of Dorsey & Whitney LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Ernst & Young relating to the consolidated financial statements of Hormel.*
23.3	Consent of Arthur Andersen relating to the financial statements of Jerome Foods, Inc. (d/b/a/ The Turkey Store Company).*
24.1	Power of Attorney.*
25.1	Statement of Eligibility of Trustee on Form T-1 of U.S. Bank Trust National Association.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*
99.3	Form of Letter to Clients.*
99.4	Form of Instructions to Registered Holder and/or DTC Participant.*
99.5	Form of Letter to Nominees.*

*
Previously filed.

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Item 22. Undertakings

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II–3

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II–4

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Minnesota, on October 12, 2001.

HORMEL FOODS CORPORATION
By:	/s/ JOEL W. JOHNSON Joel W. Johnson Chairman, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOEL W. JOHNSON Joel W. Johnson	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	October 12, 2001
/s/ MICHAEL J. MCCOY Michael J. McCoy	Senior Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 12, 2001
/s/ GARY J. RAY Gary J. Ray	Executive Vice President, Refrigerated Foods and Director	October 12, 2001
/s/ ERIC A. BROWN* Eric A. Brown	Group Vice President, Prepared Foods and Director	October 12, 2001
/s/ JOHN W. ALLEN* John W. Allen	Director	October 12, 2001
/s/ JOHN R. BLOCK* John R. Block	Director	October 12, 2001

II–5

/s/ WILLIAM S. DAVILA* William S. Davila	Director	October 12, 2001
/s/ E. PETER GILLETTE, JR.* E. Peter Gillette, Jr.	Director	October 12, 2001
/s/ LUELLA G. GOLDBERG* Luella G. Goldberg	Director	October 12, 2001
/s/ JOSEPH T. MALLOF* Joseph T. Mallof	Director	October 12, 2001
/s/ DAKOTA PIPPINS* Dakota A. Pippins	Director	October 12, 2001
/s/ JOHN G. TURNER* John G. Turner	Director	October 12, 2001
/s/ ROBERT R. WALLER* Dr. Robert R. Waller	Director	October 12, 2001
*By	/s/ MICHAEL J. MCCOY Attorney-in-fact

II–6

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger and Plan of Reorganization dated January 22, 2001, by and among Hormel, Badger Acquisition Corporation, Jerome Foods, Inc. and Jerome K. Jerome. (Incorporated by reference to Hormel's Current Report on Form 8-K dated March 9, 2001, File No. 001-02402.)
3.1	Certificate of Incorporation as amended to date. (Incorporated by reference to Exhibit 3A-1 to Hormel's Annual Report on Form 10-K for the fiscal year ended October 26, 1996, File No. 001-02402.)
3.2	Bylaws as amended to date. (Incorporated by reference to Exhibit 3B-1 to Hormel's Annual Report on Form 10-K for the fiscal year ended October 25, 1997, File No. 001-02402.)
4.1	Indenture dated as of June 1, 2001, between Hormel and U.S. Bank Trust National Association, as Trustee, relating to certain outstanding debt securities.*
4.2
Supplemental Indenture No. 1 dated as of June 4, 2001, to Indenture dated as of June 1, 2001, between Hormel and U.S. Bank Trust National Association, as Trustee, relating to certain outstanding debt securities.*
4.3
Letter of Representations dated June 5, 2001, among Hormel, U.S. Bank Trust National Association, as Trustee, and The Depository Trust Company relating to certain outstanding debt securities of Hormel.*
4.4
Registration Rights Agreement dated as of June 7, 2001, among Hormel and Salomon Smith Barney Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Piper Jaffray Inc., SunTrust Equitable Securities Corporation and Goldman, Sachs & Co. in their respective capacities as initial purchasers of certain outstanding debt securities.*
4.5
Pursuant to Item 601(b)(4)(iii) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. Hormel agrees to furnish copies thereof to the Securities and Exchange Commission upon request.
5.1	Opinion of Dorsey & Whitney LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Ernst & Young relating to the consolidated financial statements of Hormel.*
23.3	Consent of Arthur Andersen relating to the financial statements of Jerome Foods, Inc. (d/b/a/ The Turkey Store Company).*
24.1	Power of Attorney.*
25.1	Statement of Eligibility of Trustee on Form T-1 of U.S. Bank Trust National Association.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*
99.3	Form of Letter to Clients.*
99.4	Form of Instructions to Registered Holder and/or DTC Participant.*
99.5	Form of Letter to Nominees.*

*
Previously filed.